SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 24, 2003

PDF Solutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31311	25-1701361

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 West San Carlos Street, Suite 700, San Jose, CA	95110

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 280-7900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
Item 9. Regulation FD Disclosure.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 99.1

Item 2. Acquisition or Disposition of Assets.

          On September 24, 2003 (the “Closing Date”), PDF Solutions, Inc. (“PDF” or the “Registrant”), a Delaware corporation, completed the acquisition of IDS Software Systems, Inc. (“IDS”), a privately-held Delaware corporation, in a merger (the “Merger”) of IDS with and into IDS Software Acquisition Corp. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of PDF, pursuant to the Amended and Restated Agreement and Plan of Reorganization, dated as of September 2, 2003, by and among PDF, Merger Sub, IDS and PDF Solutions, LLC (the “Agreement”).

          As a result of the Merger, each issued and outstanding share of IDS common stock was converted into the right to receive $1.52323 in cash and 0.13267 of a share of PDF common stock. A total of approximately $23,000,000 in cash was paid and 2,000,000 shares of PDF common stock were issued to the former IDS stockholders by PDF in connection with the Merger. In addition, options to acquire approximately 240,676 shares of PDF common stock were assumed in connection with the Merger.

          IDS produces yield management software utilized by the semiconductor manufacturing industry for purposes of improving wafer yields of semiconductor manufacturers. PDF intends to continue to develop such products and incorporate them into its overall product offering.

          The foregoing description of the Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 2.1 hereto and which is incorporated by reference herein.

          The text of the press release announcing the consummation of the transactions contemplated by the Agreement is furnished under Item 9 below.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial statements of businesses acquired.

          The financial statements of IDS Software Systems, Inc. required to be included in this Current Report on Form 8-K shall be filed by amendment as soon as practicable, but in any event no later than 60 days after the due date of this Current Report on Form 8-K.

(b)	Pro forma financial information.

          The pro forma financial information for PDF Solutions, Inc. relative to the acquired business required to be included in this Current Report on Form 8-K shall be filed by amendment as soon as practicable, but in any event no later than 60 days after the due date of this Current Report on Form 8-K.

(c)	Exhibits.

2.1	Amended and Restated Agreement and Plan of Reorganization dated as of September 2, 2003 by and among PDF Solutions, Inc., IDS Software Acquisition Corp., PDF Solutions, LLC and IDS Software Systems, Inc.

99.1	Press Release of PDF Solutions, Inc. dated September 24, 2003 regarding the revised terms of the acquisition of IDS Software Systems, Inc. by PDF Solutions, Inc.

Item 9. Regulation FD Disclosure.

          On September 24, 2003, PDF Solutions, Inc. issued a press release announcing the closing of its acquisition of IDS Software Systems, Inc. A copy of the press release is attached as Exhibit 99.1.

          The information furnished pursuant to Item 9 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDF Solutions, Inc.

By:	/s/ P. Steven Melman

Name:	P. Steven Melman
Title:	Vice President, Finance and Administration and Chief Financial Officer

Dated: September 24, 2003

EXHIBIT INDEX

Number	Exhibit

2.1	Amended and Restated Agreement and Plan of Reorganization dated as of September 2, 2003 by and among PDF Solutions, Inc., IDS Software Acquisition Corp., PDF Solutions, LLC and IDS Software Systems, Inc.

99.1	Press Release of PDF Solutions, Inc. dated September 24, 2003 regarding the closing of its acquisition of IDS Software Systems, Inc.